Exhibit 99.1

Khosla Ventures Acquisition Co. III Receives Expected Notice From Nasdaq Regarding Delayed Quarterly Report

MENLO PARK, June 2, 2021 /PRNewswire/ — Khosla Ventures Acquisition Co. III (the “Company”) announced today that, on May 28, 2021, it received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because the Company failed to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (“SEC”). The Notice has no immediate effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market.

As previously disclosed in the Form 12b-25 filed on May 18, 2021 by the Company with the SEC, as a result of the SEC Statement and resulting backlog with its independent registered public accounting firm, as well as the time and dedication of resources needed to prepare the Form 10-Q, the Company was unable to file the Form 10-Q by the required due date of May 17, 2021. The Company filed the Form 10-Q with the SEC on June 1, 2021.

Contact

Peter Buckland, CFO, information@khoslaventures.com